                                                                    EXHIBIT 99.1


                IDEX CORPORATION REPORTS FIRST QUARTER RESULTS;
                      ORDERS, SALES AND EARNINGS IMPROVE;
             2003 PERFORMANCE DEPENDS ON SPEED OF ECONOMIC RECOVERY

NORTHBROOK, IL, APRIL 16 - IDEX CORPORATION (NYSE: IEX) today reported that orders, sales, net income, and earnings per share improved from the fourth quarter and the first quarter of last year.

FIRST QUARTER HIGHLIGHTS

o    Orders written of $206.1 million were up 12 percent from last year.

o Sales improved 12 percent from last year to $195.5 million, reflecting 4 percent growth from acquisitions, favorable foreign currency translation of 5 percent and a 3 percent increase in base business activity.

o    Gross margins improved 0.6 of a percentage point to 38.0 percent.

o    Operating margins at 12.0 percent were below the prior year's 12.9 percent.

o    Net income at $12.7 million increased 10 percent.

o Diluted EPS at 39 cents was 2 cents ahead of last year's first and fourth quarters.

o    Debt to total capitalization was 31 percent.

o    Progress continues on corporate initiatives.

o 2003 performance will depend on pace of new orders and speed of economic recovery.


--------------------------------------------------------------------------------

"We were encouraged by the second consecutive quarter of higher sales at our base businesses compared with the year-ago period - something we haven't seen since 2000. In addition, our operational excellence initiatives continue to reduce our costs and improve our gross margin while strengthening our relationships with customers. This is happening as our employees use these tools to transform the way we do business. We believe this will give IDEX the power to continue improving its performance over the long term, whatever the economic environment may be."

                                                              Dennis K. Williams
                                                     Chairman, President and CEO
--------------------------------------------------------------------------------

                                     -MORE-

FINANCIAL HIGHLIGHTS
(in millions, except per share amounts and percentages)

                                                                        FOR THE QUARTER ENDED
                                                          ------------------------------------------------
                                                                          March 31,          December 31,
                                                          MARCH 31,    ---------------     ---------------
                                                            2003        2002    Change      2002    Change
                                                          ---------    ------   ------     ------   ------
Orders Written                                            $   206.1    $184.1       12%    $189.1        9%
Sales                                                         195.5     174.9       12      187.5        4
Operating Income                                               23.4      22.5        4       22.8        3
Operating Margin                                               12.0%     12.9%     (90)bp    12.1%     (10)bp
Net Income                                                $    12.7    $ 11.5       10%    $ 12.2        4%
Diluted EPS                                                     .39       .37        5        .37        5

Other Data
      --Income Before Taxes                               $    19.7    $ 18.0        9%    $ 18.9        4%
      --Depreciation and Amortization                           7.9       7.7        3        6.7       18
      --Interest                                                3.7       4.7      (21)       3.8       (3)
      --EBITDA                                                 31.3      30.4        3       29.4        6
      --Cash Flow from Operating Activities                    16.9      23.8      (29)      25.9      (35)
      --Capital Expenditures                                    3.8       4.4      (14)       6.2      (39)
      --Free Cash Flow                                         13.1      19.4      (32)      19.7      (34)

ORDERS, SALES, NET INCOME AND EPS EXCEED LAST YEAR'S FOURTH QUARTER AND FIRST QUARTER RESULTS

Sales in the latest quarter increased 12 percent, to $195.5 million, from the comparable prior-year quarter, and were 4 percent higher than last year's fourth quarter.

Compared with last year's first quarter, acquisitions accounted for a 4 percent sales improvement, foreign currency translation provided a 5 percent increase, and base business shipments were up 3 percent. Domestic sales in the quarter were unchanged while international sales - net of foreign currency translation - were 7 percent higher. Sales to international customers were 45 percent of the total, up from 40 percent last year. Compared with the 2002 fourth quarter, base business sales improved 2 percent and foreign currency translation provided a 2 percent increase.

First quarter 2003 operating margins were 12.0 percent of sales, which was 0.9 percentage points lower than last year's first quarter and virtually unchanged from the fourth quarter. The decline from last year's first quarter resulted from an unfavorable mix of sales (away from higher margin pump businesses), and an increase in selling, general and administrative expenses (SGA), which were partially offset by an improvement in gross margins.

Approximately a quarter of the $8.0 million increase in SGA was attributable to costs associated with the sale of a non-material product line, final resolution of the previously mentioned patent infringement litigation, and higher than normal adjustments to estimates and accruals for one of IDEX's foreign subsidiaries. The other portion of the SGA increase reflected the cumulative impact of acquisitions made in 2002, deliberate reinvestment in the businesses to drive organic growth, and cost inflation including pension and insurance expenses. Some of these increases are higher than normally would be expected and, excluding these items, SGA as a percent of sales in the first quarter would have been below the fourth quarter rate. Management anticipates savings from operational excellence activities will keep full year 2003 SGA as a percent of sales at a level similar to 2002.

Net income at $12.7 million increased 10 percent over last year's first quarter, and was up 4 percent sequentially from the fourth quarter. Diluted earnings per share at 39 cents increased 2 cents from both the first and fourth quarters of last year.

New orders in the current quarter totaled $206.1 million, 12 percent higher than the same 2002 quarter and 9 percent above the fourth quarter. Excluding the impact of foreign currency translation and the three acquisitions made since the beginning of 2002 - Halox (April 2002), Rheodyne (July 2002), and Wrightech (October 2002) - orders were 3 percent higher than in the first quarter of 2002. Sequentially, base business orders were up 4 percent excluding foreign currency translation. At the end of the current quarter, the company had a typical unfilled order backlog of slightly over one month's sales.

For the latest three months, the Pump Products Group contributed 57 percent of both sales and operating income, the Dispensing Equipment Group accounted for 20 percent of sales and 17 percent of operating income, and the Other Engineered Products Group represented 23 percent of sales and 26 percent of operating income.

STRONG FINANCIAL POSITION

IDEX ended the quarter with total assets of $939.4 million and working capital of $128.8 million. Total debt decreased $2.9 million during the period. Free cash flow (cash flow from operating activities less capital expenditures) for the first quarter was $13.1 million. The decline from the comparable prior-year and sequential prior-year quarters primarily was attributable to improvement in first quarter sales activity and the related increase in accounts receivable and inventory to support the higher business volume. Compared with a year ago, both days' sales in receivables and inventory turns showed improvement. Free cash flow for the last 12 months totaled $82.7 million and was 1.5 times net income. Trailing 12-month EBITDA (earnings before interest, taxes, depreciation and amortization) totaled $130.7 million and covered interest expense by more than 8 times. Debt to total capitalization at the end of the first quarter was 31 percent.

PROGRESS CONTINUES ON CORPORATE INITIATIVES

"We continue to use our long-term initiatives to create top- and bottom- line growth at IDEX," Williams said. "Our drive for operational excellence is improving the gross margin. First quarter savings from Six Sigma, Kaizen and Lean Manufacturing more than doubled our comparable 2002 period savings, as the business units are making the transition from just using the tools to truly running the business differently. Global sourcing saved us $4.0 million in the first quarter versus $1.9 million at this time in 2002, which represented a savings of 27 percent versus our prior sources. This process has continued to improve, and we have shortened the time to qualify global suppliers. We also continue to invest in products and markets to increase our organic growth rate."

2003 FINANCIAL PERFORMANCE DEPENDS ON SPEED OF ECONOMIC RECOVERY

Looking ahead, Williams said, "We are encouraged by the orders, sales and earnings improvements achieved in the first quarter versus both the preceding and year-ago quarters. It is important to note that this quarter represented the second consecutive period our base businesses showed year-over-year quarterly sales growth. The last time this occurred was in the third quarter of 2000.

"As a short-cycle business, our financial performance depends on the current pace of incoming orders, and we have very limited visibility of future business conditions. However, we believe IDEX is well positioned for earnings improvements as the economy strengthens. This is based on our lower cost structures resulting from restructuring actions; our operational excellence initiatives of Kaizen and Lean Manufacturing, Six Sigma, global sourcing and eBusiness; and using our strong cash flow to cut debt and interest expense. In addition, we continue to pursue acquisitions to drive the company's longer term profitable growth," Williams concluded.

CONFERENCE CALL TO BE BROADCAST OVER THE INTERNET

IDEX will broadcast its first quarter conference call over the Internet on Wednesday, April 16, at 1:30 p.m. CDT. Chairman, President and Chief Executive Officer Dennis K. Williams, and Senior Vice President - Finance and Chief Financial Officer Wayne P. Sayatovic will discuss the company's recent financial performance and respond to questions from the financial analyst community.

IDEX invites interested investors to listen to the presentation, which will be carried live on the Internet at its Web site at www.idexcorp.com. Access also is available at www.ccbn.com by selecting "Investment Portals" then "Company Boardroom," followed by entering the IDEX ticker symbol "IEX." Those who wish to listen should go to either Web site several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event, or download the correct applications at no charge. Investors will be able to access a replay of the call through April 30 at either Web site or by dialing 800-891-8251 (or 402-220-6016 for international participants) and using the passcode "IDEX."


A NOTE ON EBITDA AND FREE CASH FLOW

EBITDA means earnings before interest, income taxes, depreciation and amortization, and free cash flow means cash from operating activities minus capital expenditures. Management believes these non-GAAP financial measures are useful as analytical indicators of leverage capacity and debt servicing ability and should not be considered as alternatives to net income, cash flows from operating activities or any other items calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definitions of EBITDA and free cash flow used here may differ from those being used by other companies.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements may relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "management believes," "the company believes," "the company intends," and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from the September 11, 2001 terrorist attacks and the war with Iraq; levels of industrial activity and economic conditions in the U.S. and other countries around the world, pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX's results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.


ABOUT IDEX

IDEX Corporation is a proprietary manufacturer of pumps and metering products, dispensing equipment, and other engineered products with leading positions in niche markets. Its products are sold to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX."

       FOR FURTHER INFORMATION ON IDEX CORPORATION AND ITS BUSINESS UNITS,
                VISIT THE COMPANY'S WEB SITE AT WWW.IDEXCORP.COM.

IDEX CORPORATION
ADD

                                IDEX CORPORATION
                 Condensed Statements of Consolidated Operations
                     (in thousands except per share amounts)


                                                          FIRST QUARTER ENDED
                                                               MARCH 31,
                                                        2003 (1)         2002
                                                       ----------     ----------
NET SALES                                              $  195,498     $  174,936
COST OF SALES                                             121,195        109,511
                                                       ----------     ----------
GROSS PROFIT                                               74,303         65,425
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               50,902         42,919
                                                       ----------     ----------
OPERATING INCOME                                           23,401         22,506
OTHER INCOME - NET                                             20            203
INTEREST EXPENSE                                            3,739          4,670
                                                       ----------     ----------
INCOME BEFORE INCOME TAXES                                 19,682         18,039
PROVISION FOR INCOME TAXES                                  6,987          6,494
                                                       ----------     ----------
NET INCOME                                             $   12,695     $   11,545
                                                       ==========     ==========

BASIC EARNINGS PER COMMON SHARE                        $     0.39     $     0.38
                                                       ==========     ==========

DILUTED EARNINGS PER COMMON SHARE                      $     0.39     $     0.37
                                                       ==========     ==========


SHARE DATA:
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           32,291         30,513

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         32,805         31,544
                                                       ==========     ==========


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                          March 31,     December 31,
                                            2003            2002
                                          ---------     ------------
ASSETS
  CURRENT ASSETS
    CASH AND CASH EQUIVALENTS             $   7,772     $      6,952
    RECEIVABLES - NET                       107,353          101,494
    INVENTORIES                             106,257          105,580
    OTHER CURRENT ASSETS                     10,004            7,234
                                          ---------     ------------
      TOTAL CURRENT ASSETS                  231,386          221,260
  PROPERTY, PLANT AND EQUIPMENT - NET       144,373          148,246
  GOODWILL - NET                            532,821          530,663
  INTANGIBLE ASSETS - NET                    19,301           19,377
  OTHER NONCURRENT ASSETS                    11,473           11,504
                                          ---------     ------------
      TOTAL                               $ 939,354     $    931,050
                                          =========     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
    TRADE ACCOUNTS PAYABLE                $  54,915     $     61,153
    DIVIDENDS PAYABLE                         4,552            4,548
    ACCRUED EXPENSES                         43,111           42,631
                                          ---------     ------------
      TOTAL CURRENT LIABILITIES             102,578          108,332
  LONG-TERM DEBT                            238,156          241,051
  OTHER NONCURRENT LIABILITIES               78,613           74,876
                                          ---------     ------------
      TOTAL LIABILITIES                     419,347          424,259
  SHAREHOLDERS' EQUITY                      520,007          506,791
                                          ---------     ------------
      TOTAL                               $ 939,354     $    931,050
                                          =========     ============

         SEE FOLLOWING PAGE FOR NOTES TO CONDENSED FINANCIAL STATEMENTS.


                                     -MORE-

IDEX CORPORATION
ADD


                                IDEX CORPORATION
                COMPANY AND BUSINESS GROUP FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)


                                         FIRST QUARTER ENDED
                                               MARCH 31,
                                         2003(1)        2002
                                        --------      --------
PUMP PRODUCTS
  NET SALES                             $111,004      $102,173
  OPERATING INCOME (2)                    15,675        16,418
  OPERATING MARGIN                          14.1%         16.1%
  DEPRECIATION AND AMORTIZATION         $  4,432      $  4,297
  CAPITAL EXPENDITURES                     2,339         1,945

DISPENSING EQUIPMENT
  NET SALES                             $ 39,282      $ 33,090
  OPERATING INCOME (2)                     4,852         4,139
  OPERATING MARGIN                          12.4%         12.5%
  DEPRECIATION AND AMORTIZATION         $  1,574      $  1,595
  CAPITAL EXPENDITURES                       414           916

OTHER ENGINEERED PRODUCTS
  NET SALES                             $ 46,004      $ 40,364
  OPERATING INCOME (2)                     7,150         5,655
  OPERATING MARGIN                          15.5%         14.0%
  DEPRECIATION AND AMORTIZATION         $  1,300      $  1,265
  CAPITAL EXPENDITURES                     1,008         1,460

COMPANY
  NET SALES                             $195,498      $174,936
  OPERATING INCOME                        23,401        22,506
  OPERATING MARGIN                          12.0%         12.9%
  DEPRECIATION AND AMORTIZATION (3)     $  7,911      $  7,705
  CAPITAL EXPENDITURES                     3,792         4,385


----------
(1) INCLUDES ACQUISITION OF HALOX TECHNOLOGIES, INC. (APRIL 2002), RHEODYNE, L.P. (JULY 2002) AND WRIGHTECH CORPORATION (OCTOBER 2002) IN THE PUMP PRODUCTS GROUP FROM THE DATES OF ACQUISITION.

(2)  GROUP OPERATING INCOME EXCLUDES UNALLOCATED CORPORATE OPERATING EXPENSES.

(3)  EXCLUDES AMORTIZATION OF DEBT ISSUANCE EXPENSES.